Exhibit 10.11

mutual termination AGREEMENT

This Mutual Termination Agreement (the “Agreement”) is dated as of May 23, 2023 (the “Effective Date”) by and between Cartica Acquisition Corp (the “Company”) and Cartica Investors, L.P. and Cartica Investors II, L.P. (collectively, the “Purchasers”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain FPA (defined in the paragraph below).

WHEREAS, the Company and Purchasers entered into that certain Forward Purchase Agreement, dated January 4, 2022 (the “FPA”), pursuant to which immediately prior to the closing of the Company’s initial business combination, the Company shall issue and sell to the Purchasers, and the Purchasers shall severally purchase, on a private placement basis, up to an aggregate number of 3,000,000 Class A Shares, subject to the approvals described in the FPA, including the approval of the investment committee of Cartica Management, LLC (“Cartica Management”) , the management company for the Purchasers; and

WHEREAS, on March 14, 2023, the Company received a written notice from Cartica Management, advising the Company that its investment committee has determined that it will not approve the purchase of any Forward Purchase Securities and therefore the Cartica Funds will not purchase any of the Forward Purchase Securities in connection with the initial business combination or otherwise; and

WHEREAS, the Company and Purchasers desire to terminate the FPA pursuant to section 7(a) of the FPA.

NOW THEREFORE, the Company and Purchasers hereby agree as follows:

1.             Termination of the FPA. The FPA is hereby terminated effective as of the Effective Date, and any and all rights, duties, and obligations arising thereunder or in connection with the FPA are now and hereafter terminated, without any liability on the part of Purchasers or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders.

2.             Miscellaneous.

(a)               Governing Law.  This Agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

(b)               Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c)               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement.

(d)               Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)               Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither party shall assign any material rights or delegate any material d under this Agreement without written agreement from the other parties.

(f)                No Waiver.  No failure or delay in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power, or privilege.

(g)               Entire Agreement.  This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements, contracts and understandings, whether written or otherwise, between the parties relating to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Purchasers have entered into this Agreement, to be effective as of the Effective Date first set forth above.

Cartica Acquisition Corp

By:	/s/ Steven J. Quamme
Name: Steven J. Quamme
Title: Interim Chief Executive Officer and Director

Cartica Investors, L.P.

By:	CARTICA CAPITAL PARTNERS GP, LTD., its General Partner

By:	/s/ Steven J. Quamme
Name: Steven J. Quamme
Title: Director

Cartica Investors II, L.P.

By: CARTICA INVESTORS II GP, LLC, its General Partner

By:	/s/ Steven J. Quamme
Name: Steven J. Quamme
Title: Authorized Signatory